Exhibit 99.(5)(b)

MUTUAL OF AMERICA LIFE INSURANCE COMPANY 320 PARK AVENUE NEW YORK NY 10022-6839 • 800 468 3785 www.mutualofamerica.com	IRA APPLICATION

TYPE OF ANNUITY CONTRACT (Choose one)

☐ Traditional IRA	☐ ROTH IRA	☐ Simplified Employee Pension (SEP) IRA
☐ Savings Incentive Match Plan for Employees (SIMPLE) IRA	☐

OWNER INFORMATION

NAME	TELEPHONE NUMBER

WORK	HOME
ADDRESS	City	State	Zip Code	SOCIAL SECURITY NUMBER
DATE OF BIRTH	☐ MALE	INITIAL CONTRIBUTION	DISTRIBUTION #	CONTRIBUTION METHOD:	☐	DIRECT PAYMENT ☐
/ /	☐ FEMALE	$1937	☐	PAYROLL DEDUCTION (mandatory for SEP or SIMPLE)

EMPLOYER’S INFORMATION (Complete only if SEP, SIMPLE or payroll deduction IRA)

EMPLOYER’S NAME								EMPLOYER NUMBER

EMPLOYER’S ADDRESS		City	State	Zip Code				EMPLOYER’S TELEPHONE

EMPLOYEE’S INFORMATION (Complete only if SEP or SIMPLE)

DATE EMPLOYEE HIRED		EMPLOYEE’S DEPARTMENT # (optional)	EMPLOYEE’S SALARY RATE		☐	ANNUAL	☐	SEMIMONTHLY	☐ WEEKLY
/ /			$		☐	MONTHLY	☐	BIWEEKLY
For a SIMPLE IRA enter the Eligibility Date for Employer Contributions
			(MONTH)	(DAY)	(YEAR)

For SIMPLE, Eligibility Date for Employer Contributions is first day of calendar year following completion of Eligibility requirements.
SOURCE OF FUNDS (Complete only if rollover)

☐ FROM:
☐ a Traditional IRA		☐ a ROTH IRA		☐ a SIMPLE IRA in force less than 2 years					☐

☐ FROM AN ELIGIBLE EMPLOYER’S RETIREMENT PLAN.

☐ FROM A RETIREMENT PLAN DEATH BENEFIT paid to me as beneficiary of my late spouse who participated in an eligible employer retirement plan.

Eligible employer retirement plans are 401(a) plans (including 401(k) plans), 403(b) arrangements and governmental 457(b) deferred compensation arrangements.

CONTRACT INFORMATION

• First of month annuity payments are to begin (the Owner may change this date at any time by advance notice)					_________/_______ (optional)
(MONTH) (YEAR)
• Is the contract request by this application intended to replace or change any insurance or annuities now in force?
☐ Yes	☐ No	If the answer is “Yes,” please provide the following for the policy being replaced or changed:
Company				Contract Number			Amount $
ALLOCATION OF CONTRIBUTIONS

Show the percentage of your future contributions you want to place in the interest account and/or investment funds. Use whole numbers only, and make sure the percentages total 100%. Amounts you place in the interest account will be credited with the rate of interest currently applicable to that account. Your balance in any investment fund will fluctuate to recognize investment results.

INTEREST ACCOUNT ILLEGIBLE	INVESTMENT FUNDS ILLEGIBLE
Interest Accumulation	Money Market	Moderate		Small Cap		VIP Asset
Account %	Fund %	Allocation Fund	%	Growth Fund	%	ManagerSM Fund %
	Mid-Term	Aggressive		Mid Cap Value		VIP Mid Cap
	Bond Fund %	Allocation Fund	%	Fund	%	Fund %
	Bond	Equity Index		Mid-Cap Equity		VIP Equity-Income
	Fund %	Fund	%	Index Fund	%	Fund %
	Composite	All America		Illegible		VIP
INVESTMENT FUNDS	Fund %	Fund	%	Bond		Contrafund® %
Illegible	Conservative	Small Cap		Fund	%
Diversified	Allocation Fund %	Value Fund	%	Capital Growth		Illegible
Value Fund %	Illegible	Illegible		Fund	%
International	Main Street	Social Balanced		International		VP Capital
Fund %	Fund®/VA %	Fund	%	Fund	%	Appriciation Fund %

COMPLETE REVERSE SIDE

BENEFICIARY DESIGNATIONS

Please name one or more beneficiaries to receive any death benefits payable. Only you, the Owner/Annuitant, may name and change the beneficiary. If you wish to name an organization or an estate to receive any benefits payable, show the name of the organization or the estate in the section labeled “FULL NAME” in the portion of this form provided for naming beneficiaries.

Upon your death, benefits will be paid to the primary beneficiary(ies). If no primary beneficiary(ies) is (are) living at the time benefits become payable, Mutual of America will pay the benefits to the secondary beneficiary(ies). If benefits are to be paid to more than one beneficiary they will be paid in equal shares, unless other proportions are stated in the section labeled “BENEFIT PERCENT” in the portion of this form provided for naming beneficiaries.

BENEFICIARY DESIGNATIONS
PRIMARY BENEFICIARY OR BENEFICIARIES
I, the Owner/Annuitant, name the following person or persons as my beneficiary or beneficiaries.

FULL NAME First Initial Last				FULL NAME First Initial Last

ADDRESS Street				ADDRESS Street

City State Zip Code				City State Zip Code

BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP

SECONDARY BENEFICIARY OR BENEFICIARIES If none of the persons named above is living when a payment is to be made, the following person or persons are to receive the payment.

FULL NAME First Initial Last				FULL NAME First Initial Last

ADDRESS Street				ADDRESS Street

City State Zip Code				City State Zip Code

BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP
STATEMENT AND SIGNATURE

I, the Owner/Annuitant, acknowledge that: (a) I have received a copy of the current Prospectus; (b) I have read the Prospectus and understand its terms; and (c) I am familiar with the objectives of the Investment Funds. I understand that any election or authorization made under my contract as part of this application is subject to the conditions and limitations set forth in the Prospectus.

If this is a ROTH IRA contract, I understand that I may not roll over contributions or transfer amounts from existing annuity contracts or IRA-type arrangements other than as described in Section 408 A(c) of the Internal Revenue Code.

If this is a SIMPLE IRA contract, I understand that I may not roll over contributions or transfer amounts from existing annuity contracts or IRA arrangements other than from another SIMPLE IRA arrangement described in Section 408A(P)(1) of the Internal Revenue Code.

I UNDERSTAND THAT: (A) ANY AMOUNTS PLACED IN THE INTEREST ACCUMULATION ACCOUNT WILL EARN INTEREST AT THE RATES DETERMINED BY MUTUAL OF AMERICA; AND (B) ANY AMOUNTS PLACED IN THE INVESTMENT FUNDS ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND MAY INCREASE OR DECREASE IN VALUE BASED UPON THE FUNDS’ INVESTMENT RESULTS.

All statements in this application are true and complete to the best of my knowledge and belief. I agree that this application will become a part of any contract issued based upon this application.

An initial contribution of $                             is submitted with this application. I understand that this contribution will be refunded by Mutual of America if a contract based upon this application is not issued.

Signed at	on	,
(City/State)	(Month/Day)		(Year)

Countersigned
Licensed Agent	Signature of Employee/Owner/Annuitant

CONSULTANT’S REPORT

To the best of your knowledge is the contract applied for intended to replace insurance or annuity in force in this or any other company?

☐ Yes  ☐ No
If “Yes,” give company name: